Exhibit 99.1

Contacts:
Chris Senner
Chief Financial Officer
Exelixis, Inc.
650-837-7240
csenner@exelixis.com

Andrew Peters
SVP, Strategy & Investor Relations
Exelixis, Inc.
650-837-7248
apeters@exelixis.com

Exelixis Announces Third Quarter 2026 Financial Results and Provides Corporate Update
– Total Revenues of $658.7 million, Cabozantinib Franchise U.S. Net Product Revenues of $604.9 million –
– GAAP Diluted EPS of $0.85, Non-GAAP Diluted EPS of $0.94 –
– Conference Call and Webcast Today at 5:00 PM ET –

ALAMEDA, Calif. – October 29, 2026 - Exelixis, Inc. (Nasdaq: EXEL) today reported financial results for the third quarter of 2026, provided an update on progress toward achieving key corporate objectives, and outlined its commercial, clinical and pipeline development milestones.
“Exelixis continued to execute across all of our key priorities in the third quarter, driving the cabozantinib franchise forward while preparing for zanzalintinib as our next potential franchise opportunity,” said Michael M. Morrissey, Ph.D., President and Chief Executive Officer, Exelixis. “The zanzalintinib development program gained further momentum as the organization focused on trial initiations, enrollment progress for ongoing studies and in-depth planning for the next wave of new pivotal trials. The enthusiasm around the zanzalintinib franchise continues, and we look forward to sharing more progress when appropriate. As we execute on our priorities, we remain disciplined in our deployment of capital as we invest in our R&D portfolio, return value to shareholders through our stock repurchase program and actively evaluate external innovation opportunities that can strengthen our pipeline and create long-term value for patients and all of our stakeholders.”
Third Quarter 2026 Financial Results
Total revenues for the quarter ended September 30, 2026 were $658.7 million, as compared to $597.8 million for the comparable period in 2025.
Total revenues for the quarter ended September 30, 2026 included net product revenues of $604.9 million, as compared to $542.9 million for the comparable period in 2025. The increase in net product revenues was primarily due to an increase in sales volume and an increase in average net selling price.
Collaboration revenues, composed of license revenues and collaboration services revenues, were $53.8 million for the quarter ended September 30, 2026, as compared to $54.8 million for the comparable period in 2025. The decrease in collaboration revenues was primarily related to lower milestone-related revenues recognized in the quarter and lower development cost reimbursements earned, partially offset by

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Exelixis Third Quarter 2026 Financial Results	Page 2 of 9
October 29, 2026
higher royalty revenues for the sales of cabozantinib outside the U.S. generated by Exelixis’ collaboration partner Ipsen Pharma SAS (Ipsen).
Research and development expenses for the quarter ended September 30, 2026 were $209.5 million, as compared to $199.2 million for the comparable period in 2025. The increase in research and development expenses was primarily related to increases in personnel expenses and clinical trial costs, partially offset by a decrease in license and other collaboration costs.
Selling, general and administrative expenses for the quarter ended September 30, 2026 were $154.6 million, as compared to $123.7 million for the comparable period in 2025. The increase in selling, general and administrative expenses was primarily related to increases in personnel expenses, marketing activities, and legal and advisory fees.
Provision for income taxes for the quarter ended September 30, 2026 was $64.7 million, as compared to $58.8 million for the comparable period in 2025.
GAAP net income for the quarter ended September 30, 2026 was $218.1 million, or $0.88 per share, basic and $0.85 per share, diluted, as compared to GAAP net income of $193.6 million, or $0.72 per share, basic and $0.69 per share, diluted, for the comparable period in 2025. GAAP net income per share for the quarter ended September 30, 2026 was favorably impacted by lower weighted-average common shares outstanding for the quarter ended September 30, 2026, as compared to the comparable period in 2025, as a result of the stock repurchase programs.
Non-GAAP net income for the quarter ended September 30, 2026 was $240.2 million, or $0.97 per share, basic and $0.94 per share, diluted, as compared to non-GAAP net income of $217.9 million, or $0.81 per share, basic and $0.78 per share, diluted, for the comparable period in 2025.
Non-GAAP Financial Measures
To supplement Exelixis’ financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Exelixis presents non-GAAP net income (and the related per share measures), which excludes from GAAP net income (and the related per share measures) stock-based compensation, adjusted for the related income tax effect for all periods presented.
Exelixis believes that the presentation of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. In particular, Exelixis believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Exelixis’ results from period to period, and to identify operating trends in Exelixis’ business. Exelixis has excluded stock-based compensation, adjusted for the related income tax effect, because it is a non-cash item that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. Exelixis also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.
These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Exelixis encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations, to more fully understand Exelixis’ business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

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Exelixis Third Quarter 2026 Financial Results	Page 3 of 9
October 29, 2026
2026 Financial Guidance
Exelixis is providing the following updated financial guidance for fiscal year 2026. Net product and total revenues guidance do not currently reflect any revenues resulting from a potential U.S. regulatory approval and commercial launch of zanzalintinib for the treatment of patients with previously treated metastatic colorectal cancer (CRC). The U.S. Food and Drug Administration (FDA) is currently reviewing Exelixis' New Drug Application (NDA) for this proposed indication, when used in combination with atezolizumab (Tecentriq®).

	Current Guidance (provided on October 29, 2026)	Previous Guidance (provided on August 5, 2026)
Total revenues	$2.500 billion - $2.550 billion	$2.500 billion - $2.550 billion
Net product revenues	$2.300 billion - $2.350 billion(1)	$2.300 billion - $2.350 billion(1)
Cost of goods sold, % of net product revenues	~4%	3.5% - 4.5%
Research and development expenses	$825 million - $875 million(2)	$825 million - $875 million(2)
Selling, general and administrative expenses	$575 million - $625 million(3)	$575 million - $625 million(3)
Effective tax rate	16% - 18%	21% - 23%
____________________
(1) Exelixis’ 2026 net product revenues guidance range includes the impact of a U.S. wholesale acquisition cost increase of 3.0% for CABOMETYX and COMETRIQ effective January 1, 2026.
(2) Includes $50.0 million of non-cash stock-based compensation.
(3) Includes $75.0 million of non-cash stock-based compensation.
Cabozantinib Franchise Highlights
Net product revenues generated by the cabozantinib franchise in the U.S. were $604.9 million during the third quarter of 2026, with net product revenues of $603.2 million from CABOMETYX® (cabozantinib) and $1.8 million from COMETRIQ® (cabozantinib). Based upon cabozantinib-related net product revenues generated by Exelixis’ collaboration partners, Ipsen and Takeda Pharmaceutical Company Limited, during the quarter ended September 30, 2026, Exelixis earned $51.8 million in royalty revenues.
Zanzalintinib GI Highlights
Ongoing Regulatory Review of Zanzalintinib in Combination with Atezolizumab (Tecentriq®) for Previously Treated Metastatic CRC with Prescription Drug User Fee Act (PDUFA) Target Action Date of March 3, 2027. The U.S. FDA is actively reviewing Exelixis’ NDA for zanzalintinib, in combination with atezolizumab, for the treatment of patients with metastatic CRC who have been previously treated with fluoropyrimidine-, oxaliplatin- and irinotecan-based chemotherapy, and, if RAS wild-type, an anti-epidermal growth factor receptor (EGFR) therapy. In September 2026, Exelixis announced that the agency extended the review period for its NDA by three months after the company submitted updated safety and efficacy data in response to an FDA information request. The updated PDUFA target action date is March 3, 2027. The NDA is based on positive results from the phase 3 STELLAR-303 pivotal trial evaluating zanzalintinib in combination with atezolizumab versus regorafenib in previously treated non-microsatellite instability (non-MSI)-high metastatic CRC. As previously announced in June 2025, STELLAR-303 met one of its dual primary endpoints, overall survival (OS) in the intention-to-treat population, which included all randomized patients regardless of the presence of active liver metastases. In June 2026, Exelixis announced results from the final analysis of the other dual primary endpoint, OS in the non-liver metastases (NLM) subpopulation, showing a non-statistically significant trend in OS favoring zanzalintinib in combination with atezolizumab. Exelixis intends to present detailed findings from the NLM subpopulation at a future medical conference.
Initiation of Phase 3 STELLAR-316 Pivotal Trial in Collaboration with Merck and Natera. In August 2026, Exelixis initiated the phase 3 STELLAR-316 pivotal trial evaluating zanzalintinib, with and without KEYTRUDA QLEX™ (pembrolizumab and berahyaluronidase alfa-pmph), in patients with resected stage II/III CRC who,

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Exelixis Third Quarter 2026 Financial Results	Page 4 of 9
October 29, 2026
following definitive therapy, have tested positive for molecular residual disease (MRD+) and have no radiographic evidence of disease. The primary endpoint of STELLAR-316 is disease-free survival, with key secondary endpoints including circulating tumor DNA clearance. Exelixis is sponsoring the study; Merck, known as MSD outside of the United States and Canada, is supplying KEYTRUDA QLEX injection for subcutaneous administration; and Natera, a global leader in cell-free DNA and precision medicine, is providing its Signatera™ assay to identify MRD+ patients for trial enrollment. The study is currently enrolling.
Enrollment Progressing Rapidly for Phase 2/3 STELLAR-311 Pivotal Trial. Exelixis is continuing to actively enroll patients in the phase 2/3 STELLAR-311 pivotal trial. STELLAR-311 is evaluating zanzalintinib versus everolimus as a first oral therapy in patients with advanced neuroendocrine tumors (NET), regardless of site of origin, who have received up to one prior line of therapy. The primary endpoint of the trial is progression-free survival (PFS) per RECIST 1.1 as assessed by blinded independent central review.
Zanzalintinib GU Highlights
Topline Results for Phase 3 STELLAR-304 Pivotal Trial Expected in First Quarter of 2027. Today, Exelixis announced it expects topline results from the phase 3 STELLAR-304 pivotal trial in the first quarter of 2027. STELLAR-304 is evaluating zanzalintinib in combination with nivolumab versus sunitinib in previously untreated patients with advanced non-clear cell renal cell carcinoma (nccRCC). The primary endpoints of the trial are PFS as assessed by blinded independent radiology committee and objective response rate (ORR) per RECIST 1.1, with OS as the secondary endpoint.
Phase 3 LITESPARK-033 and LITESPARK-034 Pivotal Trials as Part of Clinical Development Collaboration with Merck. The Merck-sponsored global phase 3 pivotal trials, LITESPARK-033 and LITESPARK-034, are active and enrolling patients as part of Exelixis’ clinical development collaboration with Merck evaluating zanzalintinib in combination with WELIREG® (belzutifan) in advanced renal cell carcinoma (RCC). LITESPARK-033, initiated by Merck in December 2025, is evaluating the combination of zanzalintinib and WELIREG versus cabozantinib in first-line advanced RCC following an immunotherapy administered in the adjuvant setting. LITESPARK-034, initiated by Merck in April 2026, is evaluating zanzalintinib in combination with WELIREG versus WELIREG and placebo in second-line or later advanced RCC patients who have progressed on or after both programmed death-1/ligand 1 (PD-1/L1) and vascular endothelial growth factor receptor-tyrosine kinase inhibitor (VEGFR-TKI) therapies in sequence or in combination.
Enrollment Ongoing in Metastatic Bladder Cancer and Metastatic Castration-Resistant Prostate Cancer (mCRPC) Expansion Cohorts of Phase 1b/2 STELLAR-002 Study. In August 2026, Exelixis announced the initiation of metastatic bladder cancer and mCRPC expansion cohorts as part of the ongoing phase 1b/2 STELLAR-002 study. The STELLAR-002 expansion cohorts are evaluating zanzalintinib monotherapy in patients with metastatic bladder cancer who have progressed following treatment with enfortumab vedotin and pembrolizumab, as well as zanzalintinib in combination with docetaxel in mCRPC patients with measurable disease.
Zanzalintinib Development Program Highlights
Initiation of Phase 2 STELLAR-202 Trial in Squamous Non-small Cell Lung Cancer (NSCLC). In October 2026, Exelixis initiated STELLAR-202, a phase 2 trial evaluating zanzalintinib in combination with pembrolizumab in the maintenance setting in squamous NSCLC. The primary endpoint of the trial is six-month PFS (PFS-6), with secondary endpoints including safety, PFS, OS, ORR and duration of response (DOR). The study is currently enrolling.
Enrollment Ongoing in Phase 2 STELLAR-201 Trial in Recurrent Meningioma. Enrollment is ongoing for the phase 2 STELLAR-201 trial. Initiated in April 2026, STELLAR-201 is evaluating zanzalintinib in patients with recurrent Grade I/II/III meningioma with relapse or progression following radiation and/or surgery or those who are not candidates for these therapies. The primary endpoint of the trial is ORR, with secondary endpoints

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Exelixis Third Quarter 2026 Financial Results	Page 5 of 9
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including PFS, DOR and OS. Pending favorable results, the trial represents an opportunity for zanzalintinib to become the first and only systemic therapy for this form of meningioma, the most common primary intracranial neoplasm for which there are currently no approved systemic therapies.
Corporate Highlights
Stock Repurchase Program (SRP) Update. In May 2026, Exelixis’ Board of Directors authorized the repurchase of up to $750 million of the company’s outstanding common stock before December 31, 2027 (May 2026 SRP). As of the end of the third quarter of 2026, Exelixis repurchased $402.1 million of the company’s outstanding common stock, at an average price of $54.03 per share under the May 2026 SRP. Since Exelixis’ Board of Directors authorized the first SRP in March 2023, Exelixis has repurchased a total of $3.2 billion of the company’s outstanding common stock, retiring 97.8 million shares, at an average price of $32.25 per share, as of the end of the third quarter of 2026.
Stock repurchases under the May 2026 SRP may be made from time to time through a variety of methods, which may include open market purchases, in block trades, Rule 10b5-1 trading plans, accelerated share repurchase transactions, exchange transactions, or any combination of such methods. The timing and amount of any stock repurchases under the program will be based on a variety of factors, including ongoing assessments of the capital needs of the business, alternative investment opportunities, the market price of our common stock and general market conditions. The program does not obligate us to acquire any amount of our common stock, and may be modified, suspended or discontinued at any time without prior notice.
Announcement of Settlement with Azurity Pharmaceuticals, Inc. (Azurity). On October 28, 2026, we entered into a settlement and license agreement with Azurity (the Azurity Settlement Agreement) to resolve the Azurity litigation. Pursuant to the terms of the Azurity Settlement Agreement, we will grant Azurity a license to market its proposed 505(b)(2) NDA product in the U.S. beginning on December 1, 2030, if approved by the FDA and subject to conditions and exceptions customary for agreements of this type. The effective date for the proposed generic cabozantinib products where we have a settlement and license agreement remains January 1, 2031, subject to conditions and exceptions customary for agreements of this type.
Announcement on Patent Litigation Trial Appeal with MSN Laboratories. In August 2026, the U.S. Court of Appeals for the Federal Circuit (Court of Appeals) affirmed a favorable district court decision in Exelixis’ patent lawsuit against MSN Laboratories Private Limited et al. (MSN), upholding the validity of U.S. Patent Nos. 11,091,439, 11,091,440 and 11,098,015. As a result, the effective date of any final FDA approval of MSN’s Abbreviated New Drug Application (ANDA) shall not be a date earlier than January 15, 2030, subject to any further appellate proceedings, applicable regulatory exclusivity, and the outcome of separate consolidated litigation involving U.S. Patent No. 12,128,039, with a trial scheduled for November 2026. The Court of Appeals also dismissed as moot MSN’s appeal relating to the validity of U.S. Patent No. 11,298,349.
Basis of Presentation
Exelixis uses a 52- or 53-week fiscal year that generally ends on the Friday closest to December 31. For convenience, references in this press release as of and for the fiscal periods ended October 2, 2026 and October 3, 2025, are indicated as being as of and for the periods ended September 30, 2026 and September 30, 2025, respectively.
Conference Call and Webcast
Exelixis management will discuss the company’s financial results for the third quarter of 2026 and provide a general business update during a conference call beginning at 5:00 p.m. ET / 2:00 p.m. PT today, Thursday, October 29, 2026.

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Exelixis Third Quarter 2026 Financial Results	Page 6 of 9
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To access the conference call, please register using this link. Upon registration, a dial-in number and unique PIN will be provided to join the call. To access the live webcast link, log onto www.exelixis.com and proceed to the Event Calendar page under the Investors & News heading. A webcast replay of the conference call will also be archived on www.exelixis.com for one year.
About Exelixis
Exelixis is a globally ambitious oncology company innovating next-generation medicines and regimens at the forefront of cancer care. Powered by drug discovery and development excellence, we are rapidly evolving our product portfolio to target an expanding range of tumor types and indications with our clinically differentiated pipeline of small molecules and biotherapeutics. This comprehensive approach harnesses decades of robust investment in our science and partnerships to advance our pipeline of franchise molecules, including our novel oral kinase inhibitor zanzalintinib, and to extend the impact of our flagship commercial product, CABOMETYX® (cabozantinib). Exelixis is driven by a bold scientific pursuit to create transformational treatments that give more patients hope for the future. For information about the company and its mission to help cancer patients recover stronger and live longer, visit www.exelixis.com, follow @ExelixisInc on X (Twitter), like Exelixis, Inc. on Facebook and follow Exelixis on LinkedIn.
Forward-Looking Statements
This press release contains forward-looking statements, including, without limitation, statements related to: Exelixis’ belief in zanzalintinib as its next potential franchise opportunity; Exelixis’ focus on disciplined capital deployment, including investing in its R&D portfolio, returning value to shareholders through its stock repurchase programs, and evaluating external innovation opportunities that may strengthen its pipeline and create long-term value; Exelixis’ clinical development plans for zanzalintinib, including progress on additional pivotal trials and plans to share progress when appropriate; Exelixis’ plans to present detailed findings from the NLM subpopulation for STELLAR-303 at a future medical conference; the anticipated timing of topline results from STELLAR-304; Exelixis’ belief that, pending favorable results, STELLAR-201 represents an opportunity for zanzalintinib to become the first and only systemic therapy for recurrent Grade I/II/III meningioma; Exelixis’ expectations regarding the timing and outcome of FDA review of its NDA for zanzalintinib in combination with atezolizumab for previously treated metastatic CRC; Exelixis’ expectations regarding the implications of the appellate ruling in its patent litigation with MSN for the timing of any final FDA approval and U.S. commercial launch of MSN’s proposed ANDA product, subject to any further appellate proceedings, applicable regulatory exclusivity, and the outcome of its separate consolidated litigation with MSN; Exelixis’ expectations regarding the licenses to be granted and the timing of U.S. market entry for Azurity’s proposed 505(b)(2) NDA product and proposed generic cabozantinib products under its settlement and license agreements, subject to FDA approval and the applicable terms, conditions, and exceptions of those agreements; Exelixis’ updated FY 2026 financial guidance; the timing and amount of any future stock repurchases under the May 2026 SRP and the potential modification, suspension, or discontinuation of the program; Exelixis’ scientific pursuit to create transformational treatments that give more patients hope for the future; and other statements that are not historical facts. Any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates, and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the degree of market acceptance of CABOMETYX and other Exelixis products in the indications for which they are approved and in the territories where they are approved, and Exelixis’ and its partners’ ability to obtain or maintain coverage and reimbursement for these products; the effectiveness of CABOMETYX and other Exelixis products in comparison to competing products; complexities and the unpredictability of regulatory review and approval processes in the U.S. and elsewhere, including the timing and outcome of FDA review of Exelixis’ NDA for zanzalintinib in combination with atezolizumab for

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Exelixis Third Quarter 2026 Financial Results	Page 7 of 9
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previously treated metastatic CRC and the risk that the FDA may require additional information or analyses, further extend its review, or may not approve the NDA in a timely fashion, if at all; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; Exelixis’ ability to identify, evaluate and successfully execute external innovation and other business development opportunities and to realize the anticipated benefits of any such opportunities; Exelixis’ ability to maintain and scale adequate sales, marketing, market access and product distribution capabilities for its products or to enter into and maintain agreements with third parties to do so; the availability of data at the referenced times; the potential failure of cabozantinib, zanzalintinib and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical trials or successfully commercialize partnered compounds in the territories where they are approved; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib, zanzalintinib and other Exelixis product candidates; Exelixis’ dependence on third-party vendors for the development, manufacture and supply of its products and product candidates; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for and market generic versions, or other products that compete with, of Exelixis’ marketed products; changes in economic and business conditions, including as a result of changing trade policies and tariffs and the related uncertainty thereof; and other factors detailed from time to time under the caption “Risk Factors” in Exelixis’ most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in Exelixis’ other future filings with the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Exelixis as of the date of this press release, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

Exelixis, the Exelixis logo, CABOMETYX and COMETRIQ are registered U.S. trademarks of Exelixis, Inc.
Tecentriq® (atezolizumab) is a registered trademark of Genentech, a member of the Roche Group.
WELIREG® and KEYTRUDA QLEX™ are registered trademarks of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

-see attached financial tables-

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Exelixis Third Quarter 2026 Financial Results	Page 8 of 9
October 29, 2026
EXELIXIS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Net product revenues	$604,924	$542,930	$1,732,926	$1,576,227
Collaboration revenues	53,772	54,825	165,272	145,236
Total revenues	658,696	597,755	1,898,198	1,721,463
Operating expenses:
Cost of goods sold	26,233	18,574	66,843	57,216
Research and development	209,481	199,164	621,384	611,753
Selling, general and administrative	154,559	123,661	441,793	395,703
Restructuring	—	19,816	—	19,816
Total operating expenses	390,273	361,215	1,130,020	1,084,488
Income from operations	268,423	236,540	768,178	636,975
Interest income	14,315	15,922	44,652	51,787
Other income (expenses), net	47	(49)	320	(244)
Income before income taxes	282,785	252,413	813,150	688,518
Provision for income taxes	64,690	58,835	172,538	150,476
Net income	$218,095	$193,578	$640,612	$538,042
Net income per share:
Basic	$0.88	$0.72	$2.54	$1.97
Diluted	$0.85	$0.69	$2.46	$1.90
Weighted-average common shares outstanding:
Basic	246,756	268,421	251,964	273,269
Diluted	255,754	278,535	260,917	283,701

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Exelixis Third Quarter 2026 Financial Results	Page 9 of 9
October 29, 2026
EXELIXIS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income	$218,095	$193,578	$640,612	$538,042
Adjustments:
Stock-based compensation - research and development(1)	11,069	10,353	35,731	34,018
Stock-based compensation - selling, general and administrative(1)	17,649	20,532	54,600	58,868
Income tax effect of the above adjustments	(6,588)	(6,569)	(20,857)	(20,917)
Non-GAAP net income	$240,225	$217,894	$710,086	$610,011
GAAP net income per share:
Basic	$0.88	$0.72	$2.54	$1.97
Diluted	$0.85	$0.69	$2.46	$1.90
Non-GAAP net income per share:
Basic	$0.97	$0.81	$2.82	$2.23
Diluted	$0.94	$0.78	$2.72	$2.15
Weighted-average common shares outstanding:
Basic	246,756	268,421	251,964	273,269
Diluted	255,754	278,535	260,917	283,701
____________________
(1) Non-cash stock-based compensation used for GAAP reporting in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation.